Exhibit 99.1

AMGEN TO ACQUIRE BIOVEX, A PRIVATELY HELD

BIOTECHNOLOGY COMPANY HEADQUARTERED IN

WOBURN, MASS

Acquisition Includes a Therapeutic in Phase 3 Clinical Trials for the

Treatment of Advanced Melanoma and Head and Neck Cancer

THOUSAND OAKS, Calif., and WOBURN, Mass. (Jan. 24, 2011) – Amgen (NASDAQ: AMGN) and BioVex Group, Inc. today announced that the companies have entered into a definitive acquisition agreement under which Amgen has agreed to acquire BioVex Group, Inc., a privately held, venture-funded, biotechnology company headquartered in Woburn, Mass. BioVex is developing OncoVEXGM-CSF, a novel oncolytic vaccine in Phase 3 clinical development, that may represent a new approach to treating melanoma and head and neck cancer.

Under terms of the agreement, Amgen will pay up to $1 billion: $425 million in cash at closing and up to $575 million in additional payments upon the achievement of certain regulatory and sales milestones. The transaction has been approved by the boards of directors of each company. It is subject to customary closing conditions, including regulatory approvals, and is expected to close in the first quarter of 2011. Following the completion of the transaction, BioVex will become a wholly owned subsidiary of Amgen.

“OncoVex has demonstrated encouraging anti-tumor activity in clinical studies for the treatment of melanoma and head and neck cancer, and BioVex is currently enrolling patients into pivotal Phase 3 trials in both indications,” said Roger M. Perlmutter, M.D., Ph.D., Amgen’s executive vice president, Research and Development. “Amgen is particularly excited about joining with BioVex and its talented staff to focus on advancing this late-stage investigational therapy, with the hope of bringing it to market within the next few years.”

“Amgen is ideally positioned to leverage the potential of OncoVEX in multiple solid tumor indications given their impressive oncology franchise and expertise in biologics manufacturing and development,” said Philip Astley-Sparke, chief executive officer of BioVex. “We have a shared vision and commitment to bring novel therapeutics to

AMGEN TO ACQUIRE BIOVEX, A PRIVATELY HELD BIOTECHNOLOGY COMPANY

BASED IN WOBURN, MASS

market and we are looking forward to being able to combine our efforts towards this common goal.”

Amgen will discuss the transaction on a conference call today with the investment community at 2:00 p.m. Pacific Time. The previously-scheduled conference call will also discuss Amgen’s fourth quarter and full year financial results. Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. The conference call, including the question and answer session, is expected to last approximately one hour.

The webcast of the conference, as with other selected presentations regarding developments in Amgen’s business given by management at certain investor and medical conferences, can be found on Amgen’s website, www.amgen.com, under Investors. Information regarding presentation times, webcast availability and webcast links are noted on Amgen’s Investor Relations Events Calendar. The webcast will be archived and available for replay for at least 72 hours after the event.

About Amgen

Amgen discovers, develops, manufactures, and delivers innovative human therapeutics. A biotechnology pioneer since 1980, Amgen was one of the first companies to realize the new science’s promise by bringing safe, effective medicines from lab to manufacturing plant to patient. Amgen therapeutics have changed the practice of medicine, helping millions of people around the world in the fight against cancer, kidney disease, rheumatoid arthritis, bone disease, and other serious illnesses. With a deep and broad pipeline of potential new medicines, Amgen remains committed to advancing science to dramatically improve people’s lives. To learn more about our pioneering science and vital medicines, visit www.amgen.com.

About BioVex

BioVex is a privately held biotechnology company based in Woburn, Mass. where it also has an operational commercial scale manufacturing facility. The Company is developing a new class of potent biologics for the treatment of cancer and prevention of infectious disease. In addition to OncoVEXGM-CSF, the Company has a second development program, ImmunoVEXHSV2 a vaccine for genital herpes that is undergoing clinical testing in the United Kingdom.

About OncoVEXGM-CSF

OncoVEXGM-CSF is a novel therapeutic cancer vaccine with both oncolytic and immunomodulatory activities. BioVex believes OncoVEXGM-CSF has the potential to offer a breakthrough option in the treatment of many solid tumors based on the strength of clinical data so far generated coupled with the relatively benign side effect profile noted to date. Previous clinical trials have enrolled patients with breast cancer, melanoma, head and neck cancer and pancreatic cancer, with indications of clinical activity being observed in each. BioVex is currently conducting a Phase 3 study in metastatic melanoma (the OPTiM study) following the proportion of durable complete remissions in a Phase 2 study using OncoVEXGM-CSF as a stand-alone therapy. A second Phase 3

AMGEN TO ACQUIRE BIOVEX, A PRIVATELY HELD BIOTECHNOLOGY COMPANY

BASED IN WOBURN, MASS

study in Head & Neck cancer commenced in December 2010. For further information, please go to www.biovex.com.

Amgen Forward-Looking Statement

This news release contains forward-looking statements that are based on Amgen’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission (SEC) reports filed by Amgen, including Amgen’s most recent annual report on Form 10-K and most recent periodic reports on Form 10-Q and Form 8-K. Please refer to Amgen’s most recent Forms 10-K, 10-Q and 8-K for additional information on the uncertainties and risk factors related to Amgen’s business. Unless otherwise noted, Amgen is providing this information as of Jan. 24, 2011 and expressly disclaims any duty to update information contained in this news release.

No forward-looking statement can be guaranteed and actual results may differ materially from those Amgen projects. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. Further, preclinical results do not guarantee safe and effective performance of product candidates in humans. The complexity of the human body cannot be perfectly, or sometimes, even adequately modeled by computer or cell culture systems or animal models. The length of time that it takes for Amgen to complete clinical trials and obtain regulatory approval for product marketing has in the past varied and Amgen expects similar variability in the future. Amgen develops product candidates internally and through licensing collaborations, partnerships and joint ventures. Product candidates that are derived from relationships may be subject to disputes between the parties or may prove to be not as effective or as safe as Amgen may have believed at the time of entering into such relationship. Also, Amgen or others could identify safety, side effects or manufacturing problems with Amgen’s products after they are on the market. Amgen’s business may be impacted by government investigations, litigation and products liability claims. Amgen depends on third parties for a significant portion of its manufacturing capacity for the supply of certain of its current and future products and limits on supply may constrain sales of certain of its current products and product candidate development.

In addition, sales of Amgen’s products are affected by the reimbursement policies imposed by third-party payors, including governments, private insurance plans and

AMGEN TO ACQUIRE BIOVEX, A PRIVATELY HELD BIOTECHNOLOGY COMPANY

BASED IN WOBURN, MASS

managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment as well as U.S. legislation affecting pharmaceutical pricing and reimbursement. Government and others’ regulations and reimbursement policies may affect the development, usage and pricing of Amgen’s products. In addition, Amgen competes with other companies with respect to some of its marketed products as well as for the discovery and development of new products. Amgen believes that some of its newer products, product candidates or new indications for existing products, may face competition when and as they are approved and marketed. Amgen’s products may compete against products that have lower prices, established reimbursement, superior performance, are easier to administer, or that are otherwise competitive with its products. In addition, while Amgen routinely obtains patents for its products and technology, the protection offered by its patents and patent applications may be challenged, invalidated or circumvented by its competitors and there can be no guarantee of Amgen’s ability to obtain or maintain patent protection for its products or product candidates. Amgen cannot guarantee that it will be able to produce commercially successful products or maintain the commercial success of its existing products. Amgen’s stock price may be affected by actual or perceived market opportunity, competitive position, and success or failure of its products or product candidates. Further, the discovery of significant problems with a product similar to one of Amgen’s products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on Amgen’s business and results of operations.

The scientific information discussed in this news release related to Amgen’s product candidates is preliminary and investigative. Such product candidates are not approved by the U.S. Food and Drug Administration (FDA), and no conclusions can or should be drawn regarding the safety or effectiveness of the product candidates. Only the FDA can determine whether the product candidates are safe and effective for the use(s) being investigated. Further, the scientific information discussed in this news release relating to new indications for Amgen’s products is preliminary and investigative and is not part of the labeling approved by the U.S. Food and Drug Administration (FDA) for the products. The products are not approved for the investigational use(s) discussed in this news release, and no conclusions can or should be drawn regarding the safety or effectiveness of the products for these uses. Only the FDA can determine whether the products are safe and effective for these uses. Healthcare professionals should refer to and rely upon the FDA-approved labeling for the products, and not the information discussed in this news release.

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AMGEN TO ACQUIRE BIOVEX, A PRIVATELY HELD BIOTECHNOLOGY COMPANY

BASED IN WOBURN, MASS

Contacts

Amgen, Thousand Oaks

Mary Klem, 805-447-6979 (media)

Arvind Sood, 805-447-1060 (investors)

BioVex Inc.,

Philip Astley-Sparke

President & CEO

Tel: +1 781 376 4913

pastleysparke@biovex.com

Rebecca Skye Dietrich

Shoreham Group LLC

Vice President

Tel: 857 241 0795

rdietrich@shorehamgroupllc.com